Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated March 21, 2025, in the Registration Statement (Form POS EX No. 333-271906) and related Prospectus of BGO Industrial Real Estate Income Trust, Inc. dated March 25, 2025.

/s/ Ernst & Young LLP

New York, New York

March 25, 2025